NOTICE OF GUARANTEED DELIVERY

To Tender for Exchange

9.0% Second Lien Senior Secured Notes Due 2009

of

AMERCO

Pursuant to

Prospectus dated                         , 2004

       This Notice of Guaranteed Delivery or a form substantially equivalent hereto must be used to accept the offer (the “Exchange Offer”) of AMERCO, a Nevada corporation (the “Company”), to exchange $1 principal amount of its registered 9.0% Second Lien Senior Secured Notes due 2009 (the “Exchange Notes”) for each $1 principal amount of its outstanding unregistered 9.0% Second Lien Senior Secured Notes due 2009 (the “Outstanding Notes”) if (a) certificates representing the Outstanding Notes are not immediately available or (b) time will not permit the Outstanding Notes and all other required documents to reach the Exchange Agent on or prior to the Expiration Date. This form may be delivered by an Eligible Institution (as defined) by mail or hand delivery, or transmitted via facsimile, telegram or telex, to the Exchange Agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus dated                     , 2004 (the “Prospectus”).

      THE EXCHANGE OFFER IS NOT BEING MADE TO (NOR WILL THE SURRENDER OF OUTSTANDING NOTES BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS OF OUTSTANDING NOTES IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE EXCHANGE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON                     , 2004 UNLESS EXTENDED. TENDERS OF 9.0% SECOND LIEN SENIOR SECURED NOTES DUE 2009 MAY ONLY BE WITHDRAWN UNDER THE CIRCUMSTANCES DESCRIBED IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

The Exchange Agent for the Exchange Offer:

By Registered or Certified Mail; Overnight Courier or Hand Delivery: Wells Fargo Bank, N.A. MAC# N9303-121 Corporate Trust Operations P.O. Box 1517 Minneapolis, Minnesota 55480-1517	By Facsimile: (Eligible Institutions Only) Wells Fargo Bank Minnesota, NA (612) 667-4927 Confirm by Telephone: (800) 344-5128

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, TELEGRAM OR TELEX, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

      This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

      The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the principal amount of Outstanding Notes set forth below, pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer — Guaranteed Delivery Procedures.” By so tendering, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering Holder of Outstanding Notes set forth in the Letter of Transmittal.

      Subject to and effective upon acceptance for exchange of the Outstanding Notes tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of, all Outstanding Notes tendered hereby. In the event of a termination of the Exchange Offer, the Outstanding Notes tendered pursuant thereto will be returned promptly to the tendering Outstanding Note holder.

      The undersigned hereby represents and warrants that the undersigned accepts the terms and conditions of the Prospectus and the Letter of Transmittal, has full power and authority to tender, sell, assign and transfer the Outstanding Notes tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Outstanding Notes tendered.

      All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

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PLEASE SIGN AND COMPLETE
Signature(s) of Registered Holder(s) or Authorized Signatory: Name(s) of Registered Holder(s): Principal Amount of Outstanding Notes Tendered: Certificate No(s). of Outstanding Notes (if available):	Address(es): Area Code and Telephone No.:

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Outstanding Notes exactly as their name(s) appear(s) on the Outstanding Notes or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, guardian, attorney-in-fact, officer of a corporation, executor, administrator, agent or other representative, such person must provide the following information:

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

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GUARANTEE

(Not to be used for signature guarantee)

     The undersigned, a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (each, an “Eligible Institution”), hereby guarantees that, within three business days from the date of this Notice of Guaranteed Delivery, a properly completed and validly executed Letter of Transmittal (or a facsimile thereof), together with Outstanding Notes tendered hereby in proper form for transfer and all other required documents will be deposited by the undersigned with the Exchange Agent at one of its addresses set forth above.

Name of Firm:

Authorized Signature
Address:	Name:

Title:

Area Code and Telephone Number:	Date:

DO NOT SEND OUTSTANDING NOTES WITH THIS FORM. ACTUAL SURRENDER OF OUTSTANDING NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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